UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2020

Weatherford International plc

(Exact name of registrant as specified in its charter)

____________________________________

Ireland	001-36504	98-0606750
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 St. James Place, Houston, Texas		77056
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 713.836.4000

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

Change in Reasons for Departure of Christina Ibrahim

Weatherford International plc (the “Company”) previously reported on June 8, 2020 that Christina M. Ibrahim, its former Executive Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary, had left the Company and was entitled to certain termination without “cause” benefits and compensation under the Company’s pre-existing compensation plans and applicable policies and related agreements.

On December 15, 2020, following an investigation by outside counsel, the Board of Directors of the Company determined that Ms. Ibrahim was terminated “for cause”. As a result, Ms. Ibrahim is not entitled to certain termination without “cause” benefits and compensation under the Company’s pre-existing compensation plans and applicable policies and related agreements. Ms. Ibrahim’s departure was not the result of any dispute or disagreement with the Company on any matter relating to the Company’s accounting practices or financial statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 15, 2020	Weatherford International plc

	By:	/s/ Scott C. Weatherholt
Scott C. Weatherholt
Executive Vice President, General Counsel and Chief Compliance Officer